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                                                                    EXHIBIT 23.1

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Stock Option Plan of TMT, Inc. (as assumed by Credence Systems Corporation), of our report dated November 24, 1999, with respect to the consolidated financial statements and schedule of Credence Systems Corporation included in its Annual Report on Form 10-K/A for the year ended October 31, 1999 filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP


San Jose, California
June 1, 2000